UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 26, 2013

POWIN CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-54015	87-0455378
State or other jurisdiction incorporation	Commission File Number	IRS Employer
Identification No.

20550 SW 115th Ave. Tualatin, OR 97062
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (503) 598-6659

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3-	Unregistered Sales of Equity Securities

Effective December 31, 2013, the Company issued 2,098,515 shares of its Series B Convertible Preferred Stock at a price of $1.00 per share to Joseph Lu, the Company’s CEO, in satisfaction of the principal and interest balance of Company’s promissory note dated March 11, 2013.

Effective December 31, 2013, the Company issued 2,092,384 shares of its Series B Convertible Preferred Stock at a price of $1.00 per share to 3U (HK) Trading Co. Limited, in satisfaction of the principal and interest balance of Company’s promissory note dated March 15, 2013.

Section 5-	Corporate Governance and Management

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective December 26, 2013, the Company amended its Articles of Incorporation and created its Series B Convertible Preferred Stock. The rights, preferences and limitations of the Series B Convertible Preferred Stock are set forth in a Certificate of Designation filed with the Nevada Secretary of State. The rights, preferences and limitations of the Series B Convertible Preferred Stock are attached to this report as an exhibit.

Section 9-	Financial Statements and Exhibits

Item 9.01	Exhibits

Exhibit No.	Description

4	Designation of Series B Convertible Preferred Stock

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWIN CORPORATION

Dated: January 2, 2014	By: /s/ Joseph Lu
Chief Executive Officer